UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2013

Medidata Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34387	13-4066508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

79 Fifth Avenue, 8th Floor New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 918-1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers

At its meeting on February 14, 2013, the compensation committee (the “Committee”) of the board of directors of Medidata Solutions, Inc. (the “Company”) approved the following compensatory arrangements for its named executive officers (current employees who are identified as “named executive officers” in the Company’s proxy statement in connection with the 2012 annual meeting of shareholders):

2012 Annual Cash Bonuses. The Committee determined the annual cash bonus awards for 2012 for each of the Company’s named executive officers, based on its assessment of achievement of the 2012 performance targets previously set by the Committee, as follows: Tarek Sherif (Chairman and Chief Executive Officer)—$492,893; Glen de Vries (President)—$492,893; Cory Douglas (Chief Financial Officer)—$265,830; Steven Hirschfeld (EVP-Customer Operations)—$415,359; and Lineene Krasnow (EVP-Product and Marketing)—$165,000.

2013 Salaries and Bonus Targets. The Committee approved 2013 salaries and target cash bonus amounts for the Company’s executive officers. The 2013 cash bonuses for the Chief Executive Officer and President will be determined by the Committee based 100% on the achievement of corporate financial performance objectives (revenue and EBITDAO) and the 2013 cash bonuses for all other executives will be determined by the Committee based 75% on these corporate financial performance objectives and 25% based on individual performance objectives.

The table below sets forth the 2013 salaries and target cash bonus amounts of the Company’s named executive officers (other than Ms. Krasnow, as noted below):

Name	Office	2013 Salary	2013 Bonus Target
Tarek A. Sherif	Chairman and Chief Executive Officer	$475,000	$475,000
Glen M. de Vries	President	$475,000	$475,000
Cory Douglas	EVP & Chief Financial Officer	$330,000	$198,000
Steven I. Hirschfeld	EVP - Customer Operations	$325,000	$325,000

As previously disclosed, on January 4, 2013, the Company and Lineene Krasnow entered into a separation agreement in connection with Ms. Krasnow’s pending retirement. In accordance with the terms of Ms. Krasnow’s separation agreement, Ms. Krasnow will receive her existing base salary of $309,000 through her June 30, 2013 termination date and will receive an additional lump sum severance payment of $206,000.

2012 TSR Bonus Pool. The Committee approved the creation of a bonus pool of $7.0 million (representing approximately 1.46% of the $478.9 million increase in the Company’s market capitalization during 2012), payable to executive officers and certain senior-vice presidents in connection with the Company’s sales performance and accelerated growth rate in

2012, in the form of shares of restricted stock pursuant to the Amended and Restated 2009 Long-Term Incentive Plan. The awards of restricted stock representing the 2012 TSR bonus will vest in full on December 31, 2013. The table below sets forth the number of shares of restricted stock awarded to the following named executive officers:

	Office	Number of Shares of Restricted Stock
Tarek A. Sherif	Chairman and Chief Executive Officer	37,846
Glen M. de Vries	President	37,846
Cory Douglas	EVP & Chief Financial Officer	12,067
Steven I. Hirschfeld	EVP-Customer Operations	21,939

2013 Equity Awards. The Committee approved equity awards for 2013 pursuant to the Amended and Restated 2009 Long-Term Incentive Plan, with 25% of such awards being in the form of shares of restricted stock with service-based vesting, and 75% of such awards being in the form of restricted stock units with performance-based vesting (“PBRSUs”).

The shares of restricted stock will vest annually over a four-year period from grant, 25% on the first anniversary of the grant date and each of the next three annual anniversaries of the grant date, subject to continued employment with the Company. Each PBRSU represents a contingent right to receive 0-200% of the target number of shares. The number of shares actually earned shall be in a range from 0% to 200% of the target amount, with two-thirds of the award vesting based on the Company’s achievement of performance goals based on 2013 revenue guidance and minimum profitability and one-third of the award vesting based on the Company’s total stockholder return (“TSR”) for the year ending December 31, 2013 relative to the TSR of companies in the NASDAQ Composite Index for 2013. The shares issued in settlement of the PBRSUs will vest annually over three years from the grant date.

The table below sets forth the 2013 awards of restricted stock and PBRSUs awarded to the following named executive officers:

Name	Office	Number of Shares of Restricted Stock (25%)	Number of PBRSUs (75%)
			2013 Revenue Guidance and Minimum Profitability (66 2/3%)	2013 Relative TSR (33 1/3%)
Tarek A. Sherif	Chairman and Chief Executive Officer	15,468	30,936	15,468
Glen M. de Vries	President	15,468	30,936	15,468
Cory Douglas	EVP & Chief Financial Officer	6,187	12,374	6,187
Steven I. Hirschfeld	EVP-Customer Operations	6,500	13,000	6,500

2013 Long-Term Incentive Awards. The Committee approved long-term PBRSUs pursuant to the Amended and Restated 2009 Long-Term Incentive Plan. The long-term PBRSUs will vest in full on December 31, 2015, upon the conclusion of a three-year performance period (from January 1, 2013 through December 31, 2015). Each PBRSU represents a contingent right to receive 0-300% of the target number of shares. The number of shares actually earned at the end of the performance period shall be in a range from 0% to 300% of the target amount, determined by the Committee based on revenue compound annual growth rate (“CAGR”) and the Company’s absolute TSR, in each case over the three-year performance period. The Company’s absolute TSR will be determined based on the change in market value of the Company’s common stock during the performance period, as measured by comparing (x) the closing price of the Company’s common stock on the NASDAQ on December 31, 2012 and (y) the average closing price for the 30 consecutive trading days ending on December 31, 2015.

If the CAGR for the three-year performance period is less than 20%, the payout under the long-term PBRSUs will be at 0%. The number of shares actually earned will be at the maximum 300% if (1) the CAGR for the three-year performance period is at least 20%, and (2) the Company’s absolute TSR during the performance period is 100%. In addition, the number of shares actually earned will be at the maximum 300% if (1) the CAGR for the three-year performance period is at least 27.5% and (2) the Company’s absolute TSR is positive during the performance period (if the Company’s absolute TSR during the performance period is negative, the payout under the long-term PBRSUs will be capped at 100%). The Committee determined that the number of shares earned under the long-term PBRSUs will not exceed 100% unless the Company’s stockholders have approved an amendment to Amended and Restated 2009 Long-Term Incentive Plan to increase the number of shares that the Company may issue under the plan by at least 638,461 shares on or prior to December 31, 2015.

The table below sets forth the 2013 long-term PBRSUs awarded to the following named executive officers:

Name	Office	Number of PBRSUs (CAGR and Absolute TSR)
Tarek A. Sherif	Chairman and Chief Executive Officer	62,484
Glen M. de Vries	President	62,484
Cory Douglas	EVP & Chief Financial Officer	23,168
Steven I. Hirschfeld	EVP-Customer Operations	35,652

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIDATA SOLUTIONS, INC.
Date: February 21, 2013

	By:	/S/ MICHAEL I. OTNER
	Name:	Michael I. Otner
	Title:	General Counsel and Secretary